                                SECOND AMENDMENT


                  SECOND AMENDMENT, dated as of November 6, 1998 (this "Amendment"), to the Credit Agreement, dated as of May 30, 1997 (as amended by the First Amendment, dated as of January 29, 1998 and as may be further amended, supplemented or otherwise modified from time to time, the "Credit Agreement"), among Revlon Consumer Products Corporation (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto (the "Lenders"), the Co-Agents named therein, Citibank, N.A., as Documentation Agent, Lehman Commercial Paper Inc., as Syndication Agent, and The Chase Manhattan Bank, as Administrative Agent.

                             W I T N E S S E T H :

                  WHEREAS, the Company has requested that the Lenders and the Agents amend certain provisions of the Credit Agreement;

                  WHEREAS, the Lenders and the Agents are willing to amend such provisions upon the terms and subject to the conditions set forth herein;

                  NOW, THEREFORE, in consideration of the premises and the mutual covenants contained herein, the Company, the Lenders and the Agents hereby agree as follows:

                  1. Definitions. (a) General. All terms defined in the Credit Agreement shall have such defined meanings when used herein unless otherwise defined herein.

                  2. Amendment to Section 14.2(f). Subsection 14.2(f) of the Credit Agreement is hereby amended by deleting such subsection in its entirety and substituting in lieu thereof the following new subsection 14.2(f):

                           "(f) the Subordinated Notes, Indebtedness under the
                  Indentures and the Sinking Fund Debentures, and any Indebtedness resulting from the refinancing of any of such Indebtedness; provided that (i) the primary obligor with respect to any such refinancing Indebtedness is the same as the primary obligor on the Indebtedness refinanced thereby (except to the extent that such primary obligor may be substituted by a new primary obligor which has no material assets other than assets which, immediately prior to such substitution, constituted the assets of the original primary obligor), (ii) the principal amount of any such refinancing Indebtedness (as determined as of the date of the incurrence of such refinancing Indebtedness in accordance with GAAP) does not exceed the amount equal to the sum (the "Refinanced Amount") of the principal amount of the Indebtedness refinanced thereby together with any premium actually paid thereon and reasonable costs and expenses (including underwriting discounts) incurred in connection with such refinancing Indebtedness; provided, that the principal amount of any such refinancing Indebtedness primarily used to refinance the Indebtedness referred to in clause (b) of the definition of "Indentures" may exceed the Refinanced Amount by an amount not to exceed the excess of $250,000,000 over the Refinanced Amount, (iii) such refinancing Indebtedness does not have any scheduled installments of principal thereof due prior to December 31, 2002 and is unsecured (except that any refinancing of the Sinking Fund Debentures may be secured by a Lien on the Mortgaged Property in Phoenix upon terms substantially similar to those existing on the date hereof), (iv) if the Indebtedness being refinanced is subordinated, the subordination provisions of such refinancing Indebtedness is no less favorable to the Administrative Agent and the Lenders than the subordination provisions of the Indebtedness refinanced thereby and (v) either (A) the covenants, defaults and similar provisions applicable to such refinancing Indebtedness or obligations are no more restrictive, taken as a whole, than those in effect in the Indebtedness refinanced thereby and do not conflict with the provisions of this Agreement or (B) such refinancing Indebtedness is otherwise upon terms and subject to definitive documentation which is in form and substance reasonably satisfactory to the Required Lenders;".

                  3. Conditions to Effectiveness. This Amendment shall become effective on and as of the date that the Administrative Agent shall have received counterparts of this Amendment duly executed by the Company and the Required Lenders, and duly acknowledged and consented to by each Guarantor, Grantor and Pledgor.

                  4. Representations and Warranties. The Company, as of the date hereof and after giving effect to the amendment contained herein, hereby confirms, reaffirms and restates the representations and warranties made by it in Section 11 of the Credit Agreement and otherwise in the Credit Documents to which it is a party; provided that each reference to the Credit Agreement therein shall be deemed to be a reference to the Credit Agreement after giving effect to this Amendment.

                  5. Reference to and Effect on the Credit Documents; Limited Effect. On and after the date hereof and the satisfaction of the conditions contained in Section 2 of this Amendment, each reference in the Credit Agreement to "this Agreement", "hereunder", "hereof" or words of like import referring to the Credit Agreement, and each reference in the other Credit Documents to "the Credit Agreement", "thereunder", "thereof" or words of like import referring to the Credit Agreement, shall mean and be a reference to the Credit Agreement as amended hereby. The execution, delivery and effectiveness of this Amendment shall not, except as expressly provided herein, operate as a waiver of any right, power or remedy of any Lender or the Agents under any of the Credit Documents, nor constitute a waiver of any provisions of any of the Credit Documents. Except as expressly amended herein, all of the provisions and covenants of the Credit Agreement and the other Credit Documents are and shall continue to remain in full force and effect in accordance with the terms thereof and are hereby in all respects ratified and confirmed.

                  6. Counterparts. This Amendment may be executed by one or more of the parties hereto in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of said counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

                  7. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED AND INTERPRETED IN ACCORDANCE WITH, THE LAWS OF THE STATE OF NEW YORK.

                  IN WITNESS WHEREOF, the parties hereto have caused this Amendment to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                    REVLON CONSUMER PRODUCTS CORPORATION

                                    By:  /s/ Steven Berns
                                         ---------------------------------
                                         Name:  Steven Berns
                                         Title: Vice President and Treasurer

                                    DEUTSCHE REVLON GMBH & CO. KG
                                    REVLON INTERNATIONAL CORPORATION
                                     (UK Branch)
                                    REVLON MANUFACTURING LIMITED
                                     (Australia Branch)
                                    REVLON MANUFACTURING (UK) LIMITED
                                    EUROPEENNE DE PRODUITS DE BEAUTE
                                    REVLON NEDERLAND B.V.
                                    REVLON K.K.
                                    REVLON CANADA, INC., as Local Subsidiaries

                                    By:  /s/ Robert Kretzman
                                         ---------------------------------
                                         Name:  Robert Kretzman
                                         Title: Authorized Signatory

                                    REVLON SA
                                    REVLON-REALISTIC PROFESSIONAL
                                    PRODUCTS LTD.
                                    REVLON PROFESSIONAL LIMITED
                                    REVLON (HONG KONG) LIMITED
                                    EUROPEAN BEAUTY PRODUCTS S.P.A., as
                                    Local Subsidiaries

                                    By:  /s/ Robert Kretzman
                                         ---------------------------------
                                         Name:  Robert Kretzman
                                         Title: Authorized Signatory

                                    THE CHASE MANHATTAN BANK, as
                                    Administrative Agent and as a Lender


                                    By:  /s/ Neil R. Boylan
                                         ---------------------------------
                                         Name:  Neil R. Boylan
                                         Title: Vice President

                                    CHASE SECURITIES INC., as Arranger


                                    By:  /s/ Douglas Travers
                                         ---------------------------------
                                         Name:  Douglas Travers
                                         Title: Managing Director

                                    CITIBANK, N.A., as Documentation Agent and as a Lender


                                    By:  /s/ James Buchanan
                                         ---------------------------------
                                         Name:  James Buchanan
                                         Title: Attorney-In-Fact

                                    LEHMAN COMMERCIAL PAPER INC., as
                                    Syndication Agent and as a Lender


                                    By:  /s/ Michele Swanson
                                         ---------------------------------
                                         Name:  Michele Swanson
                                         Title: Authorized Signatory

                                    ABN AMRO BANK N.V., as a Local Fronting
                                    Lender in the Federal Republic of Germany


                                    By:  /s/ Thomas T. Rogers
                                         ---------------------------------
                                         Name:  Thomas T. Rogers
                                         Title: Vice President

                                    By:  /s/ David Carrington
                                         ---------------------------------
                                         Name:  David Carrington
                                         Title: Vice President


                                    BANKBOSTON, N.A., as a Local Fronting
                                    Lender in the United Kingdom


                                    By:  /s/ Richard D. Hill, Jr.
                                         ---------------------------------
                                         Name:  Richard D. Hill, Jr.
                                         Title: Managing Director

                                    NATEXIS BANQUE BFCE, formerly BANQUE
                                    FRANCAISE DU COMMERCE EXTERIEUR, as
                                    a Local Fronting Lender in France


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    THE SANWA BANK LTD., as a Local Fronting
                                    Lender in Japan


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                    BANK OF AMERICA CANADA, as a Local
                                    Fronting Lender in Canada


                                    By:  /s/ Thomas Cody
                                         ---------------------------------
                                         Name:  Thomas Cody
                                         Title: Vice President & SCO


                                    CITIBANK LIMITED, as a Local Fronting
                                    Lender in Australia


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                    CITIBANK, N.A., as a Local Fronting Lender in Hong Kong


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    CITIBANK, N.A., as a Local Fronting Lender in the Netherlands


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    CITIBANK, N.A., as a Local Fronting Lender in Italy


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    ALLIED IRISH BANK, as a Local Fronting
                                    Lender in Ireland

                                    By:  /s/ Marcia Meeker & W.J. Strickland
                                         ---------------------------------
                                         Name:  Marcia Meeker
                                         Title: Vice President
                                         Name:  W.J. Strickland
                                         Title: Senior Vice President


                                    CITIBANK, N.A., as a Local Fronting
                                    Lender in Spain


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                    ABN AMRO BANK N.V.
                                    New York Branch


                                    By:  /s/ Thomas T. Rogers
                                         ---------------------------------
                                         Name:  Thomas T. Rogers
                                         Title: Vice President

                                    By:  /s/ David Carrington
                                         ---------------------------------
                                         Name:  David Carrington
                                         Title: Vice President


                                    ALLIED IRISH BANK PLC
                                    Cayman Islands Branch


                                    By:  /s/ Marcia Meeker
                                         ---------------------------------
                                         Name:  Marcia Meeker
                                         Title: Vice President

                                    By:  /s/ W.J. Strickland
                                         ---------------------------------
                                         Name:  W.J. Strickland
                                         Title: Senior Vice President


                                    BANKBOSTON, N.A., as a Co-Agent


                                    By:  /s/ Richard D. Hill, Jr.
                                         ---------------------------------
                                         Name:  Richard D. Hill, Jr.
                                         Title: Managing Director


                                    BANK OF AMERICA NATIONAL TRUST AND SAVINGS
                                    ASSOCIATION, as a Co-Agent


                                    By:  /s/ Debra A. Seiter
                                         ---------------------------------
                                         Name:  Debra A. Seiter
                                         Title: Vice President

                                    THE BANK OF NEW YORK


                                    By:  /s/ Georgia Pan-Kita
                                         ---------------------------------
                                         Name:  Georgia Pan-Kita
                                         Title: Vice President


                                    NATEXIS BANQUE BFCE, formerly BANQUE
                                    FRANCAISE DU COMMERCE EXTERIEUR, as
                                    a Co-Agent


                                    By:  /s/ Jordan Sadler
                                         ---------------------------------
                                         Name:  Jordan Sadler
                                         Title: Associate

                                    By:  /s/ William C. Maier
                                         ---------------------------------
                                         Name:  William C. Maier
                                         Title: Senior Vice President


                                    BANQUE PARIBAS


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    BARCLAYS BANK PLC


                                    By:  /s/ Marlene Wechselblatt
                                         ---------------------------------
                                         Name:  Marlene Wechselblatt
                                         Title: Vice President

                                    CREDIT AGRICOLE INDOSUEZ


                                    By:  /s/ Craig Welch
                                         ---------------------------------
                                         Name:  Craig Welch
                                         Title: First Vice President


                                    By:  /s/ Sarah McClintock
                                         ---------------------------------
                                         Name:  Sarah McClintock
                                         Title: VP,TL


                                    CREDIT LYONNAIS, New York Branch


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    CREDIT SUISSE FIRST BOSTON, as a Co-Agent


                                    By:  /s/ Joel Glodowski
                                         ---------------------------------
                                         Name:  Joel Glodowski
                                         Title: Managing Director

                                    By:  /s/ Chris T. Hogan
                                         ---------------------------------
                                         Name:  Chris T. Hogan
                                         Title: Vice President


                                    DEEPROCK & COMPANY

                                    By EATON VANCE MANAGEMENT, as
                                    Investment Manager


                                    By:  /s/ Payson F. Swaffield
                                         ---------------------------------
                                         Name:  Payson F. Swaffield
                                         Title: Vice President

                                    U.S. BANK NATIONAL ASSOCIATION, as a
                                    Co-Agent

                                    By:  /s/ Greg Wilson
                                         ---------------------------------
                                         Name:  Greg Wilson
                                         Title: Banking Officer

                                    THE FUJI BANK, LIMITED, New York Branch, as a Co-Agent

                                    By:  /s/ Teiji Teramoto
                                         ---------------------------------
                                         Name:  Teiji Teramoto
                                         Title: Vice President and Manager

                                    GENERAL ELECTRIC CAPITAL
                                    CORPORATION, as a Co-Agent

                                    By:  /s/ Janet Williams
                                         ---------------------------------
                                         Name:  Janet Williams
                                         Title: Duly Authorized Signatory

                                    THE LONG-TERM CREDIT BANK OF JAPAN,
                                    LTD., Los Angeles Agency

                                    By:  /s/ Shunji Sato
                                         ---------------------------------
                                         Name:  Shunji Sato
                                         Title: Deputy General Manager

                                    MERRILL LYNCH SENIOR FLOATING RATE
                                    FUND, INC.

                                    By:  /s/ Paul Travers
                                         ---------------------------------
                                         Name:  Paul Travers
                                         Title: Authorized Signatory

                                    THE MITSUBISHI TRUST AND BANKING
                                    CORPORATION

                                    By:  /s/ Toshihiro Hayashi
                                         ---------------------------------
                                         Name:  Toshihiro Hayashi
                                         Title: Senior Vice President

                                                                             12
                                    NATIONSBANK, N.A.

                                    By:  /s/ Debra A. Seiter
                                         ---------------------------------
                                         Name:  Debra A. Seiter
                                         Title: Vice President

                                    THE OCTAGON CREDIT INVESTORS LOAN PORTFOLIO
                                    (A UNIT OF THE CHASE MANHATTAN BANK)


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                    THE SANWA BANK, LIMITED
                                    NEW YORK BRANCH


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                    VAN KAMPEN AMERICAN CAPITAL PRIME RATE
                                    INCOME TRUST


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:

                                    ROYAL BANK OF CANADA


                                    By:  /s/ Michael Korine
                                         ---------------------------------
                                         Name:  Michael Korine
                                         Title: Senior Manager

                                    SENIOR DEBT PORTFOLIO


                                    By:  /s/ Payson F. Swaffield
                                         ---------------------------------
                                         Name:  Payson F. Swaffield
                                         Title: Vice President

                                    AERIES FINANCE LTD.


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    STRATA FUNDING LTD.


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    MEDICAL LIABILITY MUTUAL INSURANCE COMPANY


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:


                                    CERES FINANCE LTD.


                                    By:
                                         ---------------------------------
                                         Name:
                                         Title:

                          ACKNOWLEDGEMENT AND CONSENT


                                                   Dated as of November 6, 1998


                  Each of the undersigned (in its capacity as a Guarantor, Grantor and/or Pledgor, as the case may be, under the Security Documents to which it is a party) does hereby (a) consent, acknowledge and agree to the transactions described in the foregoing Second Amendment and (b) after giving effect to such Second Amendment, (i) confirms, reaffirms and restates the representations and warranties made by it in each Credit Document to which it is a party, (ii) ratifies and confirms each Security Document to which it is a party and (iii) confirms and agrees that each such Security Document is, and shall continue to be, in full force and effect, with the Collateral described therein securing, and continuing to secure, the payment of all obligations of the undersigned referred to therein; provided that each reference to the Credit Agreement therein and in each of the other Credit Documents shall be deemed to be a reference to the Credit Agreement after giving effect to such Second Amendment.



ALEXANDRA DE MARKOFF, LTD.             REVLON, INC.
ALMAY, INC.                            REVLON COMMISSARY SALES, INC.
AMERICAN CREW, INC.                    REVLON CONSUMER CORP.
AMERINAIL, INC.                        REVLON CONSUMER PRODUCTS
A.P. PRODUCTS LTD.                      CORPORATION
APPLIED SCIENCE & TECHNOLOGIES INC.    REVLON GOVERNMENT SALES, INC.
CARRINGTON PARFUMS LTD.                REVLON HOLDINGS INC.
CHARLES OF THE RITZ GROUP LTD.         REVLON INTERNATIONAL CORPORATION
CHARLES REVSON INC.                    REVLON PRODUCTS CORP.
COSMETIQUES HOLDINGS, INC.             REVLON PROFESSIONAL, INC.
CREATIVE NAIL DESIGN, INC.             REVLON PROFESSIONAL PRODUCTS INC.
FERMODYL PROFESSIONALS INC.            REVLON REAL ESTATE CORPORATION
MODERN ORGANIC PRODUCTS, INC.          REVLON RECEIVABLES SUBSIDIARY, INC.
NEW ESSENTIALS LIMITED                 RIROS CORPORATION
NORELL PERFUMES, INC.                  RIT INC.
NORTH AMERICA REVSALE INC.             ROUX LABORATORIES, INC.
OXFORD PROPERTIES CO.                  VISAGE BEAUTE COSMETICS, INC.
PACIFIC FINANCE & DEVELOPMENT CORP.
PPI TWO CORPORATION
PPI FOUR CORPORATION
PRESTIGE FRAGRANCES, LTD.
REALISTIC/ROUX PROFESSIONAL PRODUCTS   By: /s/ Robert Kretzman
 INC.                                     -----------------------------
                                          Title:  Vice President

To The Chase Manhattan Bank,
administrative agent for the
financial institutions from time
 to time parties to the
Credit Agreement referred to below
(in such capacity, the "Administrative Agent")

Ladies and Gentlemen:

         Reference is hereby made to the Amended and Restated Credit Agreement, dated as of May 30, 1997, as amended by the First Amendment thereto, dated as of January 29, 1998 (as so amended, the "Credit Agreement"), among Revlon Consumer Products Corporation (the "Company"), the Borrowing Subsidiaries from time to time parties thereto, the financial institutions from time to time parties thereto, the Co-Agents named therein, Citibank, N.A. as Documentation Agent, Lehman Commercial Paper, Inc., a Syndication Agent, and the Administrative Agent, Capitalized terms used herein but not otherwise defined shall have the meanings given to them in the Credit Agreement.

         The Company intends to issue on or about November 6, 1998 (such date of issuance, the "Trigger Date") up to $250 million aggregate principal amount of Senior Notes due 2006. The Company hereby agrees that during the period (the "Restricted Period") commencing on the Trigger Date and terminating on the Repayment Date (as defined below) an aggregate amount of the Aggregate Multi-Currency Commitment equal to $200,000,000 less the aggregate principal amount of any 9-1/2% Senior Notes due 1999 of the Company repurchased by the Company during the Restricted Period shall be available to the Company for borrowing as Multi-Currency Loans solely for the purpose of repaying, redeeming, defeasing, optionally prepaying or otherwise repurchasing all or any portion of the 9-1/2% Senior Notes due 1999 of the Company (collectively, the "Repayment"). For purposes of this letter agreement, "Repayment Date" shall mean the date on which the Company has completed the Repayment in full.

         This letter agreement shall be governed by, and construed and interpreted in accordance with the laws of the State of New York.

         This letter agreement may be executed by one or more of the parties hereby in any number of separate counterparts (which may include counterparts delivered by facsimile transmission) and all of and counterparts taken together shall be deemed to constitute one and the same instrument. Any executed counterpart delivered by facsimile transmission shall be effective as for all purposes hereof.

         The parties hereto have caused this letter agreement to be executed and delivered by their proper and duly authorized officers as of the day and year first above written.



                                  Very truly yours,

                                  REVLON CONSUMER PRODUCTS CORPORATION

                                  By:      /s/ Steven Berns
                                           -----------------------------------
                                           Name: Steven Berns
                                           Title: Vice President and Treasurer






Acknowledged and agreed as of the date first above written:

THE CHASE MANHATTAN BANK, as
Administrative Agent under the
Credit Agreement


By: /s/ Neil R. Boylan
    -----------------------
     Name: Neil R. Boylan
     Title:  Vice President